Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information

Introduction

On June 3, 2024, Kelly Services, Inc. ("Kelly" or “Buyer” or “Client” or the "Company"), filed with the U.S. Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K (the “Initial Report”) to announce the completion of the acquisition of Motion Recruitment Partners, LLC ("MRP") by way of a merger with MRP Merger Sub, Inc. ("Merger Sub"), a newly-formed, wholly owned subsidiary of the Company, with and into MRP Topco ("Topco"), the indirect parent company of MRP and Littlejohn Fund V, L.P. (the “Seller” or "Littlejohn"), with Topco surviving the merger (the "Merger").

Under terms of the merger agreement, the $425.0 million purchase price was adjusted for estimated cash held by MRP at the closing date and estimated working capital adjustments, resulting in the Company paying cash of $440.0 million. Total consideration includes $3.4 million of contingent consideration related to an earnout payment with a maximum potential cash payment of $60.0 million in the event certain financial metrics are met per the terms of the agreement. The earnout payment is based on a multiple of gross profit in excess of an agreed-upon amount during the earnout period, defined as the 12 months ending March 31, 2025, and any necessary payment is due to the Seller in the second quarter of 2025. The initial fair value of the earnout was established using a Monte Carlo simulation model.

Kelly and MRP are providing the following unaudited pro forma condensed combined financial statements (“Pro Forma Financial Statements”) to aid in the analysis of the financial aspects of the business combination described below. The Pro Forma Financial Statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes. The Pro Forma Financial Statements are based on Kelly’s and MRP’s historical financial information as adjusted to give effect to the business combination described above and the related financing as if the transactions had been completed on March 31, 2024, with respect to the unaudited pro forma condensed combined balance sheet, and as of January 2, 2023, with respect to the unaudited pro forma condensed combined statement of earnings for the fiscal year ended December 31, 2023 and the unaudited pro forma condensed combined statement of earnings for the three months ended March 31, 2024.

The Pro Forma Financial Statements are derived from, and should be read in conjunction with i) Kelly’s quarterly report on Form 10-Q for the period ended March 31, 2024, filed on May 9, 2024, ii) Kelly’s annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 20, 2024, iii) the historical unaudited condensed financial statements of MRP as of and for the three months ended March 31, 2024 included elsewhere within this amended Form 8-K, and iv) the historical audited consolidated financial statements of MRP as of and for the year ended December 31, 2023 included elsewhere within this amended Form 8-K.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The Pro Forma Financial Statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the Pro Forma Financial Statements.

The Pro Forma Financial Statements have been prepared in accordance with Regulation S-X Article 11 and reflect preliminary estimates of the transaction accounting adjustments to the business combination referred to above and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the business combination. The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent Kelly’s combined statement of earnings or combined balance sheet that would actually have occurred had the transactions referred to above been consummated on the dates assumed, or to project Kelly’s combined statement of earnings or combined balance sheet for any future date or period. Unless otherwise noted, the Pro Forma Financial Statements and adjustments are presented in millions.

Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2024 (In millions of dollars)

	Historical
	Kelly Services, Inc.	MRP Topco, Inc. (See Note 4)	Debt Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Assets
Current Assets
Cash and equivalents	$200.7	$7.9	$263.0	a	$(448.0)	b	$23.6
Trade accounts receivable, less allowances	1,152.9	90.9	—		—		1,243.8
Prepaid expenses and other current assets	83.2	7.5	—		0.2	c	90.9
Total current assets	1,436.8	106.3	263.0		(447.8)		1,358.3

Noncurrent Assets
Net property and equipment	25.5	3.9	—		—		29.4
Operating lease right-of-use assets	46.3	12.5	—		—		58.8
Deferred taxes	318.9	(3.3)	—		(16.7)	d	298.9
Retirement plan assets	243.7	—	—				243.7
Goodwill, net	151.1	148.7	—		80.7	e	380.5
Intangibles, net	132.5	9.2	—		136.7	f	278.4
Other assets	40.6	16.7	1.1	a	(6.4)	c,g	52.0
Total noncurrent assets	958.6	187.7	1.1		194.3		1,341.7

Total Assets	$2,395.4	$294.0	$264.1		$(253.5)		$2,700.0

Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2024 (In millions of dollars)

	Historical
	Kelly Services, Inc.	MRP Topco, Inc. (See Note 4)	Debt Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$581.2	$25.1	$—		$1.1	h	$607.4
Operating lease liabilities	8.4	4.0	—		—		12.4
Accrued payroll and related taxes	165.9	8.7	—		—		174.6
Accrued workers’ compensation and other claims	22.0	—	—		—		22.0
Income and other taxes	20.0	—			—		20.0
Total current liabilities	797.5	37.8	—		1.1		836.4

Noncurrent Liabilities
Operating lease liabilities	42.0	9.6	—		—		51.6
Accrued workers’ compensation and other claims	40.9	—	—		—		40.9
Accrued retirement benefits	229.5	—	—		—		229.5
Other long-term liabilities	8.7	233.6	264.1	a	(233.6)	i	272.8
Total noncurrent liabilities	321.1	243.2	264.1		(233.6)		594.8

Stockholders’ Equity
Capital stock, $1.00 par value
Class A common stock, 100.0 shares authorized; 35.2 million shares issued at 2024	35.2	—	—		—		35.2
Class B common stock, 10.0 shares authorized; 3.0 million shares issued at 2024	3.3	—	—		—		3.3
Treasury stock, at cost							—
Class A common stock, 3.0 million shares at 2024	(52.5)	—	—		—		(52.5)
Class B common stock	(0.6)	—	—		—		(0.6)
Paid-in capital	27.1	153.6	—		(153.6)	j	27.1
Earnings invested in the business	1,264.8	(140.5)	—		132.5	k	1,256.8
Accumulated other comprehensive income (loss)	(0.5)	(0.1)	—		0.1	j	(0.5)
Total stockholders’ equity	1,276.8	13.0	—		(21.0)		1,268.8

Total Liabilities and Stockholders’ Equity	$2,395.4	$294.0	$264.1		$(253.5)		$2,700.0

The accompanying notes are an integral part of these Pro Forma Financial Statements.

Unaudited Pro Forma Combined Statement of Earnings For the Year Ended December 31, 2023 (In millions of dollars except per share data)

	Historical
	Kelly Services, Inc.	MRP Topco, Inc. (See Note 4)	Debt Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Revenue from services	$4,835.7	$554.1	$—		$—		$5,389.8

Cost of services	3,874.3	386.6	—		—		4,260.9

Gross profit	961.4	167.5	—		—		1,128.9

Selling, general and administrative expenses	934.7	136.5	—		12.2	bb	1,083.4

Asset impairment charge	2.4	—	—		—		2.4

Earnings (loss) from operations	24.3	31.0	—		(12.2)		43.1

Unrealized loss on forward contract	(3.6)	—	—		—		(3.6)

Other income (expense), net	4.2	(28.6)	(18.5)	aa	21.0	cc, dd	(21.9)

Earnings (loss) before taxes	24.9	2.4	(18.5)		8.8		17.6

Income tax expense (benefit)	(11.5)	9.0	(4.7)	ee	(4.9)	ee	(12.1)

Net earnings (loss)	$36.4	$(6.6)	$(13.8)		$13.7		$29.7

Basic earnings (loss) per share	$0.99						$0.83
Diluted earnings (loss) per share	$0.98						$0.82

Average shares outstanding (millions):
Basic	35.9						35.9
Diluted	36.3						36.3

The accompanying notes are an integral part of these Pro Forma Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Earnings For the Three Months ended March 31, 2024 (In millions of dollars except per share data)

	Historical
	Kelly Services, Inc.	MRP Topco, Inc. (See Note 4)	Debt Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Revenue from services	$1,045.1	$130.5	$—		$—		$1,175.6

Cost of services	839.4	94.1	—		—		933.5

Gross profit	205.7	36.4	—		—		242.1

Selling, general and administrative expenses	190.5	32.0	—		3.1	bbb	225.6

Gain on sale of EMEA staffing operations	(11.6)	—	—		—		(11.6)

Earnings (loss) from operations	26.8	4.4	—		(3.1)		28.1

Gain on forward contract	1.2	—	—		—		1.2

Other income (expense), net	1.8	(7.9)	(4.6)	aaa	7.9	ccc	(2.8)

Earnings (loss) before taxes	29.8	(3.5)	(4.6)		4.8		26.5

Income tax expense (benefit)	4.0	—	(1.2)	ddd	0.3	ddd	3.1

Net earnings (loss)	$25.8	$(3.5)	$(3.4)		$4.5		$23.4

Basic earnings (loss) per share	$0.71						$0.66
Diluted earnings (loss) per share	$0.70						$0.65

Average shares outstanding (millions):
Basic	35.4						35.4
Diluted	35.8						35.8

The accompanying notes are an integral part of these Pro Forma Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.  Description of the Transaction

On May 31, 2024, Kelly completed its acquisition of Motion Recruitment Partners, LLC ("MRP") by way of a merger with MRP Merger Sub, Inc. ("Merger Sub"), a newly-formed, wholly owned subsidiary of the Company, with and into MRP Topco ("Topco"), the indirect parent company of MRP and Littlejohn Fund V, L.P. ("Littlejohn"), with Topco surviving the merger (the "Merger").

Under terms of the merger agreement, the $425.0 million purchase price was adjusted for estimated cash held by MRP at the closing date and estimated working capital adjustments, resulting in the Company paying cash of $440.0 million. Total consideration includes $3.4 million of contingent consideration related to an earnout payment with a maximum potential cash payment of $60.0 million in the event certain financial metrics are met per the terms of the agreement. The earnout payment is based on a multiple of gross profit in excess of an agreed-upon amount during the earnout period, defined as the 12 months ending March 31, 2025, and any necessary payment is due to the Seller in the second quarter of 2025. The initial fair value of the earnout was established using a Monte Carlo simulation model.

2.  Basis of Presentation

The Pro Forma Financial Statements have been prepared in accordance with Article 11 of Regulation S-X. The Pro Forma Financial Statements are based on Kelly’s and MRP’s historical financial information as adjusted to give effect to the business combination described above as if the transactions had been completed on March 31, 2024 with respect to the unaudited pro forma condensed combined balance sheet, and as of January 2, 2023 with respect to the unaudited pro forma condensed combined statement of earnings for the fiscal year ended December 31, 2023 and the unaudited pro forma condensed combined statement of earnings for the three months ended March 31, 2024.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 combines i) the unaudited consolidated balance sheets of Kelly as of March 31, 2024, and ii) the unaudited consolidated balance sheets of MRP as of March 31, 2024.

The unaudited pro forma condensed combined statement of earnings for the fiscal year ended December 31, 2023 combines i) the audited consolidated statements of earnings and audited consolidated statements of comprehensive income (loss) of Kelly for the fiscal year ended December 31, 2023, and ii) the audited consolidated statements of income (loss) and the audited consolidated statements of comprehensive income (loss) of MRP for the year ended December 31, 2023.

The unaudited pro forma condensed combined statement of earnings for the three months ended March 31, 2024 combines i) the unaudited consolidated statements of earnings and unaudited consolidated statements of comprehensive income (loss) of Kelly for the three months ended March 31, 2024, and ii) the unaudited consolidated statements of income (loss) and the unaudited consolidated statements of comprehensive income (loss) of MRP for the three months ended March 31, 2024.

The historical financial statements have been prepared in accordance with U.S. GAAP. The Pro Forma Financial Statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in Note 4 Reclassification of MRP’s Consolidated Balance Sheets and Consolidated Statements of Income (Loss) and Note 5 Adjustments to Pro Forma Condensed Combined Financial Information of this Pro Forma Financial Statements. The Pro Forma Financial Statements have been prepared in accordance with Regulation S-X Article 11 and reflect preliminary estimates of the transaction accounting adjustments to the business combination referred to above and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the business combination.

The accounting policies used in the preparation of the Pro Forma Financial Statements are those described in Kelly’s audited consolidated financial statements as of and for the year ended December 31,2023 and subsequent unaudited interim periods. The Company has performed a preliminary review of MRP’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. Currently, the Company is not aware of any other material differences between the accounting policies of the Company and MRP that would continue to exist subsequent to the application of acquisition accounting.

Reclassification adjustments have been made to the historical presentation of MRP to conform to the financial statement presentation of Kelly for the unaudited pro forma condensed combined financial information as noted below. Refer to Note 4 –

Reclassification of MRP’s Consolidated Balance Sheets and Consolidated Statements of Income (Loss) for further details on the reclassification adjustments.

Accounting for the MRP Acquisition

The unaudited pro forma condensed combined financial information has been prepared assuming the MRP acquisition is accounted for using the acquisition method of accounting under Accounting Standards Codification (“ASC”) 805 Business Combinations (“ASC 805”) with Kelly as the acquiring entity. Under the acquisition method of accounting, Kelly’s assets and liabilities will retain their carrying values, and the assets and liabilities of MRP’s will be recorded at their fair values measured as of the acquisition date under ASC 820 Fair Value Measurements (“ASC 820”). The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. Further, the earnout provision is classified as a liability in accordance with ASC 480 and will be recorded at fair value as of the date of the consummation of the merger and reassessed on an ongoing basis.

Accounting for the Debt Financing Transaction

On May 29, 2024, the Company undertook significant amendments to its financial agreements and facilities. An existing $200.0 million, five-year revolving credit facility was modified, resulting in a reduced borrowing capacity of $150.0 million, with provisions allowing an increase up to $300.0 million. Additionally, adjustments were made to various terms and conditions, extending the maturity date to May 29, 2029. Concurrently, the Company enhanced its security by entering into an Amended and Restated Pledge and Security Agreement, pledging certain assets against this credit facility.

Moreover, on the same day, the Company and Kelly Receivables Funding, LLC, a fully owned subsidiary, revised their Receivables Purchase Agreement concerning a $150.0 million securitization facility. This amendment increased the borrowing capacity to $250.0 million, offering the possibility of a further increase to $350.0 million, alongside adjustments to several terms, setting a new maturity date of May 28, 2027.

Following these amendments, on May 30, 2024, aligned with the acquisition of MRP, the Company leveraged $203.0 million from the securitization facility and $87.0 million from the revolving credit facility. By May 31, 2024, the Company had $263.0 million outstanding under these facilities. Following these draw downs, the remaining available capacity, net of outstanding borrowings and letters of credit, was $0.9 million for the securitization facility and $87.0 million for the revolving credit facility. For purposes of the Pro Forma Financial Statements, the interest rate of the credit facilities is 6.73% per annum, which is comprised of the Adjusted Term SOFR, as of May 29, 2024, plus an applicable spread each as defined in the Company’s credit facilities. Interest has been accrued in the Pro Forma Financial Statements over the respective periods.

3.  Preliminary Fair Value Estimate of Purchase Price Allocation to Assets Acquired and Liabilities Assumed

For the purposes of the Pro Forma Financial Statements, the aggregate cash consideration consisted of $425.0 million per the terms of the merger agreement, subject to (i) estimated closing cash of $13.6 million, (ii) working capital adjustments and other considerations of $1.4 million, and (iii) an earnout provision based upon MRP’s gross profit for the trailing twelve months ending March 31, 2025 with an estimated fair value $3.4 million. The earnout payment is based on a multiple of gross profit in excess of an agreed-upon amount during the earnout period and any necessary payment is due to the Seller in the second quarter of 2025. The initial fair value of the earnout was established using a Monte Carlo simulation model and the maximum potential cash payment for the earnout is $60.0 million.

The following table summarizes the total consideration for the acquisition for the purposes of the Pro Forma Financial Statements as of March 31, 2024 (in millions):

Cash consideration paid	$425.0
Estimated cash acquired	13.6
Estimated net working capital adjustment	1.4
Total cash consideration	440.0
Additional consideration payable	3.4
Total consideration	$443.4

The following table summarizes the allocation of total consideration of the acquisition to the estimated fair values of the tangible and identifiable intangible assets acquired and liabilities assumed based on the condensed consolidated balance sheet of MRP as of March 31, 2024 (in millions):

Assets acquired:
Cash and equivalents	$7.9
Trade accounts receivable, less allowances	90.9
Prepaid expenses and other current assets	7.7
Net property and equipment	3.9
Operating lease right-of-use assets	12.5
Goodwill, net	229.4
Intangibles, net	145.9
Other assets	10.3
Total assets acquired	$508.5

Liabilities assumed:
Accounts payable and accrued liabilities	$22.8
Operating lease liabilities	4.0
Accrued payroll and related taxes	8.7
Operating lease liabilities (noncurrent)	9.6
Other long-term liabilities	20.0
Total liabilities assumed	65.1
Net assets acquired	$443.4

The allocation of the total consideration to the tangible and identifiable intangible assets acquired and liabilities assumed is preliminary until the Company obtains final information regarding their fair values. A final determination of the fair value of MRP’s assets acquired and liabilities assumed will be performed within one year of the closing date of the acquisition. The final purchase consideration allocation may be materially different from that presented in the unaudited pro forma financial information herein. Goodwill generated from the acquisition was primarily attributable to expanding market potential and the expected revenue and operational synergies. The intangibles included in the assets purchased is made up of $88.1 million in customer relationships, $56.5 million associated with MRP’s trade names, and $1.3 million for non-compete agreements. The trade names will be amortized over 10-15 years with no residual value, customer relationships will be amortized over 15 years with no residual value and the non-compete agreements will be amortized over four years with no residual value. The property and equipment acquired consisted of furniture and fixtures, computers, and leasehold improvements. The fair values of the property and equipment were determined based on guidance pursuant to ASC 805 – Business Combinations and ASC 810 – Consolidation and the carrying amounts approximate the fair values of these assets.

4. Reclassification of MRP’s Consolidated Balance Sheets and Consolidated Statements of Income (Loss)

Caption alignment and reclassification adjustments have been made to the historical presentation of MRP to conform to the financial statement presentation of Kelly for the unaudited pro forma condensed combined balance sheet. The following table summarizes the reclassifications of the unaudited consolidated balance sheets of MRP as of March 31, 2024 (in millions):

	Historical MRP as of March 31, 2024	Reclassification Adjustments	Note 4	Historical MRP as of March 31, 2024 as reclassified
Assets
Current assets
Cash and equivalents	$7.9	$—		$7.9
Accounts receivable, net of allowance for placement fall-offs and credit losses	69.1	(69.1)	(a)	—
Trade accounts receivable, less allowances		90.9	(a),(b)	90.9
Unbilled receivables	21.8	(21.8)	(b)	—
Prepaid expenses and other current assets	3.7	3.8	(c)	7.5
Prepaid income taxes	1.6	(1.6)	(c)	—
Cloud computing costs	2.2	(2.2)	(c)	—
Total current assets	106.3	—		106.3

Property and equipment, net	3.9	(3.9)	(a)	—
Net property and equipment		3.9	(a)	3.9
Security deposits	1.1	(1.1)	(d)	—
Right-of-use assets, net	12.5	(12.5)	(a)	—
Operating lease right-of-use assets		12.5	(a)	12.5
Goodwill	148.7	(148.7)	(a)	—
Goodwill, net		148.7	(a)	148.7
Deferred taxes		(3.3)	(a)	(3.3)
Intangible assets, net	9.2	(9.2)	(a)	—
Intangibles, net		9.2	(a)	9.2
Other assets		16.7	(d),(h)	16.7
Cloud computing costs, net of current portion	12.6	(12.6)	(d)	—
Total Assets	$294.3	$(0.3)		$294.0

	Historical MRP as of March 31, 2024	Reclassification Adjustments	Note 4	Historical MRP as of March 31, 2024 as reclassified
Liabilities and Shareholders' Equity (Deficiency)
Current Liabilities
Accounts payable	$18.6	$(18.6)	(e)	$—
Accrued expenses	15.2	(15.2)	(e), (f)	—
Accounts payable and accrued liabilities		25.1	(e), (f)	25.1
Lease liabilities, current portion	4.0	(4.0)	(a)	—
Operating lease liabilities		4.0	(a)	4.0
Deferred tax liability, net	3.3	(3.3)	(a)	—
Accrued payroll and related taxes		8.7	(f)	8.7
Asset-based line of credit	3.0	(3.0)	(g)	—
Total current liabilities	44.1	(6.3)		37.8

Long-term debt, net of current portion	227.6	(227.6)	(g), (h)	—
Lease liabilities, net of current portion	9.6	(9.6)	(a)	—
Operating lease liabilities (noncurrent)		9.6	(a)	9.6
Other long-term liabilities		233.6	(a), (g)	233.6
Total Liabilities	281.3	(0.3)		281.0

Shareholders' equity (deficiency)
Additional paid-in capital	153.6	(153.6)	(a)	—
Paid-in capital		153.6	(a)	153.6
Accumulated deficit	(140.5)	140.5	(a)	—
Earnings invested in the business		(140.5)	(a)	(140.5)
Accumulated other comprehensive loss	(0.1)	0.1	(a)	—
Accumulated other comprehensive income (loss)		(0.1)	(a)	(0.1)
Total shareholders' equity (deficiency)	13.0	—		13.0
Total liabilities and shareholders' equity (deficiency)	$294.3	$(0.3)		$294.0

(a)Caption alignment
(b)Kelly accounts for unbilled receivables within Trade accounts receivable; in order to align with this presentation, we have reclassified these line items accordingly.
(c)Kelly's first quarter 2024 balance sheet does not present separate financial statement line items (FSLIs) for Prepaid income taxes or Cloud computing costs. As such, these captions for MRP were collapsed into Kelly's Prepaid expenses and other current assets FSLI, which was the caption that most aligned with the MRP items.
(d)Kelly's first quarter 2024 balance sheet does not present separate FSLIs for Security deposits and Cloud computing costs, net of current portion. As such, these captions for MRP were collapsed into Kelly's Other assets FSLI, which was the caption that most aligned with the MRP items.
(e)To align with Kelly's first quarter 2024 presentation, MRP's Accounts payable and Accrued expenses FSLIs were collapsed into Kelly's Accounts payable and accrued liabilities FSLI.
(f)To split out accrued expenses related to payroll and related taxes, previously included within Accrued expenses.
(g)MRP’s line of credit and long-term debt were reclassified into Kelly’s Other long-term liabilities FSLI which most aligned with the MRP items.
(h)To reclassify debt issuance costs which were net with MRP’s long-term debt to align with Kelly’s classification within the Other asset FSLI.

Caption and reclassification adjustments have been made to the historical presentation of MRP to conform to the financial statement presentation of Kelly for the unaudited pro forma condensed combined statement of earnings. The following table summarizes the reclassifications of the consolidated statements of income (loss) of MRP for the year ended December 31, 2023 (in millions):

	Historical MRP for the year ended December 31, 2023	Reclassification Adjustments	Note 4	Historical MRP for the year ended December 31, 2023, as reclassified
Net revenues	$554.1	$(554.1)	(a)	$—
Revenue from services	—	554.1	(a)	554.1
Cost of services	470.1	(83.5)	(b)	386.6
Gross profit	84.0	83.5		167.5
Selling, general and administrative expenses	—	136.5	(a),(b)	136.5
Operating expenses	51.9	(51.9)	(a)	—
Merger and acquisition expenses	0.2	(0.2)	(a)	—
Share-based compensation expense	0.6	(0.6)	(a)	—
Related party management fees	0.3	(0.3)	(a)	—
Earnings from operations	31.0	—		31.0
Other income (expense), net	—	(28.6)	(a)	(28.6)
Interest expense and amortization of debt issuance costs	(29.0)	29.0	(a)	—
Interest income	0.4	(0.4)	(a)	—
Earnings before tax expense	2.4	—		2.4
Income tax expense (benefit)	9.0	—		9.0
Net earnings (loss)	$(6.6)	$—		$(6.6)

(a)Caption alignment
(b)To reclassify certain costs from Cost of services to Selling, general and administrative expenses consistent with Kelly’s financial statement presentation

Caption alignment and reclassification adjustments have been made to the historical presentation of MRP to conform to the financial statement presentation of Kelly for the unaudited pro forma condensed combined statement of earnings. The following table summarize the reclassifications of the unaudited consolidated statements of income (loss) of MRP for the three months ended March 31, 2024 (in millions):

	Historical MRP for the three months ended March 31, 2024	Reclassification Adjustments	Note 4	Historical MRP for the three months ended March 31, 2024, as reclassified
Net revenues	$130.5	$(130.5)	(a)	$—
Revenue from services	—	130.5	(a)	130.5
Cost of services	113.8	(19.7)	(b)	94.1
Gross profit	16.7	19.7		36.4
Selling, general and administrative expenses	—	32.0	(a),(b)	32.0
Operating expenses	12.0	(12.0)	(a)	—
Share-based compensation expense	0.2	(0.2)	(a)	—
Related party management fees	0.1	(0.1)	(a)	—
Earnings from operations	4.4	—		4.4
Other income (expense), net	—	(7.9)	(a)	(7.9)
Interest expense and amortization of debt issuance costs	(7.9)	7.9	(a)	—
Earnings before tax expense	(3.5)	—		(3.5)
Income tax expense (benefit)	—	—		—
Net earnings (loss)	$(3.5)	$—		$(3.5)

(a)Caption alignment
(b)To reclassify certain costs from Cost of services to Selling, general and administrative expenses consistent with Kelly’s financial statement presentation

5. Adjustments to the Pro Forma Financial Statements

Adjustment to the Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2024 are as follows:

Debt Financing Transactions Accounting Adjustments

(a)Represents adjustment for drawing down from the revolving credit and securitization facilities of $263.0 million, inclusive of financing fees and for debt issuance costs of $1.1 million.

MRP Acquisition Transaction Accounting Adjustments

(b)Represents the cash consideration of $440.0 million paid by the Company to acquire MRP based on the fair value of the net assets acquired as presented in the Preliminary Fair Value Estimate of Purchase Price Allocation to Assets Acquired and Liabilities Assumed footnote as of March 31, 2024, in addition to $8.0 million of acquisition-related costs incurred by the Company after the pro forma period presented.

(c)Adjustments to Prepaid expenses and other current assets for $0.2 million and to Other assets for a reduction of $3.4 million reflects the necessary amounts to align the cloud computing costs related to internal-use software with its total estimated fair value of $11.5 million, which was valued using the cost approach.

(d)Represents a $27.0 million deferred tax liabilities adjustment resulting from fair value adjustments of assets acquired and liabilities assumed and a $10.3 million release of MRP’s deferred income tax assets valuation allowance.

(e)Goodwill represents the excess of the purchase price over the fair value of the net assets as adjusted in the unaudited pro forma condensed combined balance sheet as of March 31, 2024 reflecting the preliminary purchase price allocation.

(f)Adjustment to intangibles reflects the necessary amounts to align the intangibles with their estimated fair values. Intangibles consist of customer relationships, trade names, and non-compete agreements. The customer relationships were valued using the multi-period excess earnings method, the trade names were valued using the relief from royalty method, and the non-compete agreements were valued using the with-and-without method. The following table presents the estimated fair values and useful lives.

	Estimated fair value (in millions)	Useful life (Years)
Customer relationships	$88.1	15
Trade names	56.5	10-15
Non-compete agreements	1.3	4
Total	$145.9

(g)Adjustment for $3.0 million reflects the derecognition of the deferred financing fees associated with MRP’s historical term loans.

(h)Adjustments to Accounts payable and accrued liabilities include establishing a $3.4 million earnout liability representing its initial fair value using a Monte Carlo simulation model and the elimination of $2.3 million of accrued interest costs on MRP’s historical debt that was settled at closing.

(i)Adjustment to eliminate MRP’s historical debt that was settled at closing.

(j)Adjustments to remove the historical equity of MRP.

(k)Represents the adjustment to remove MRP’s historical retained earnings and the $8.0 million of transaction expenses incurred by the Company.

Adjustment to the Pro Forma Condensed Combined Statement of Earnings for the fiscal year ended December 31, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statement of earnings for the fiscal year ended December 31, 2023, are as follows:

Debt Financing Transactions Accounting Adjustments

(aa) Represents adjustments for interest expense and associated amortization of issuance costs resulting from the draw down from the revolving credit facility. A 1/8 percent variance in the interest rate would result in a change in the interest expense of approximately $0.3 million for the year ended December 31, 2023.

MRP Acquisition Transaction Accounting Adjustments

(bb) Represents total intangible asset amortization of $13.8 million less historical intangible asset amortization recognized by MRP for the same period of $1.6 million for net adjustments to intangible asset amortization of $12.2 million to align to total amortization as presented below as a result of the fair value adjustments of identifiable intangible assets that were acquired through the acquisition.

	Estimated fair value (in millions)	Useful life (Years)	Amortization for the year ended December 31, 2023 (in millions)
Customer relationships	$88.1	15	$5.9
Trade names	56.5	10-15	5.3
Non-compete agreements	1.3	4	0.3
Software	11.5	5	2.3
Total	$157.4		$13.8

(cc) Represents adjustments to account for the recognition of the acquisition-related costs of $8.0 million incurred by Kelly after the pro forma period presented. Such acquisition-related costs are non-recurring and were primarily incurred for banker and brokerage and legal and professional services.

(dd) Represents reversal of $29.0 million of interest and amortization expense of MRP associated with the term loans and line of credit that were fully repaid at closing of the transaction.

(ee) Represents $4.7 million income tax benefit relating to the Debt Financing Transaction Accounting Adjustments and $3.4 million income tax expense relating to the MRP Acquisition Transaction Accounting Adjustments utilizing the Company’s estimated blended statutory rates of 25.35%, and $8.3 million income tax benefit due to the release of MRP’s deferred income tax assets valuation allowance. The estimated blended statutory rates are preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.

Adjustment to the Pro Forma Condensed Combined of Earnings for the three months ended March 31, 2024

The pro forma adjustments included in the unaudited pro forma condensed combined statement of earnings for the three-month period ended March 31, 2024, are as follows:

Debt Financing Transactions Accounting Adjustments

(aaa) Represents adjustments for interest expense and associated amortization of issuance costs resulting from the draw down from the revolving credit facility. A 1/8 percent variance in the interest rate would result in a change in the interest expense of approximately $0.1 million for the 3 months ended March 31, 2024.

MRP Acquisition Transaction Accounting Adjustments

(bbb) Represents total intangible asset amortization of $3.5 million less historical intangible asset amortization recognized by MRP for the same period of $0.4 million for net adjustments to intangible asset amortization of $3.1 million, to align to total amortization as presented below as a result of the fair value adjustments of identifiable intangible assets that were acquired through the acquisition.

	Estimated fair value (in millions)	Useful life (Years)	Amortization for the three months ended March 31, 2024 (in millions)
Customer relationships	$88.1	15	$1.5
Trade names	56.5	10-15	1.3
Non-compete agreements	1.3	4	0.1
Software	11.5	5	0.6
Total	$157.4		$3.5

(ccc) Represents reversal of interest and amortization expense of MRP associated with the term loans and line of credit that were fully repaid at closing of the transaction.

(ddd) Represents $1.2 million income tax benefit relating to the Debt Financing Transaction Accounting Adjustments and $1.2 million income tax expense relating to the MRP Acquisition Transaction Accounting Adjustments utilizing the Company’s estimated blended statutory rates of 25.35%, and $0.9 million income tax benefit due to the release of MRP’s deferred income tax assets valuation allowance. The estimated blended statutory rates are preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.